Exhibit 99.1

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For more information, contact:

Michael Ruane	Eric Erickson	Kris Block
Tel: 484-582-5405	Tel: 484-582-5480	Tel: 484-582-5505
michael.ruane@sungard.com	eric.erickson@sungard.com	kris.block@sungard.com

SunGard Announces Second Quarter 2006 Results

Wayne, PA – August 9, 2006 – SunGard (http://www.sungard.com), a global leader in integrated software and processing solutions and the pioneer and leading provider of information availability services, reported today that revenue for the three months ended June 30, 2006 was $1.1 billion, an increase of 6% over revenue for the three months ended June 30, 2005. Revenue from software license fees in the quarter was $63 million, an increase of $4 million from the second quarter of 2005. Internal revenue (revenue from businesses owned for at least one year and further adjusted for the effects of businesses sold in the previous twelve months) grew 5% for the quarter compared to the same period in 2005.

Adjusted income from operations (defined in Note 1 to the Notes to the Consolidated Condensed Financial Information) for the three months ended June 30, 2006 was $240 million, compared to $226 million in the same period in 2005.

Reported income from operations for the three months ended June 30, 2006 was $123 million and includes amortization of acquired intangible assets of $102 million, stock-based compensation, purchase accounting adjustments and other expenses of $14 million and merger costs of $1 million. For the three months ended June 30, 2005, reported income from operations was $177 million and included amortization of acquired intangible assets of $35 million and merger costs of $14 million.

For the three months ended June 30, 2006, adjusted EBITDA (defined in Note 2 to the Notes to the Consolidated Condensed Financial Information) was $304 million compared to $292 million for the three months ended June 30, 2005.

Cristóbal Conde, president and chief executive officer, commented, “SunGard’s performance in the quarter was solid. Our technology leadership is very strong and is reflected by the awards that we have garnered recently including highest customer satisfaction rating for FRONT ARENA from Kimsey’s UK Dealing Room Survey, best order management system for BRASS and best streaming data management for PowerData both from Waters, and highest traction index for iWORKS from Celent Communications. Our Common Services Architecture (CSA) strategy has been very well received by customers and partners. We also received very positive feedback on our MiFID initiatives from the nearly 1,000 attendees at SunGard Europa, our European customer conference held in Barcelona in June. Our competitiveness remains very strong.”

Reported revenue for the first six months of 2006 increased 6% over the same period in 2005 to $2.1 billion. Adjusted income from operations for the six months ended June 30, 2006 was $442 million compared to $431 million last year. Reported income from operations for the six months ended June 30, 2006 was $212 million and includes amortization of acquired intangible assets of $198 million, stock-based compensation, purchase accounting adjustments and other expenses of $29 million and merger costs of $3 million. In the first six months of 2005, reported income from operations was $333 million and included amortization of acquired intangible assets of $69 million, merger costs of $18 million and a one-time charge of $11 million related to the relocation of an availability services facility.

Financial Systems revenue increased 6% to $500 million for the quarter. Internal revenue grew approximately 4%. License fees were $40 million for the quarter, an increase of $1 million from the second quarter of 2005.

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Notable deals in the quarter included:

•	A leading provider of wealth management, custody and brokerage services to financial intermediaries signed an exclusive agreement to integrate its brokerage services with the transaction processing capabilities of the SunGard Transaction Network (STN).

•	A leading provider of retirement services signed a multi-million dollar contract for professional services for the implementation of SunGard’s Omni retirement plan administration solution.

•	One of the world’s leading financial management and advisory companies selected SunGard’s Martini for securities financing and lending.

Higher Education & Public Sector Systems revenue increased 6% to $227 million for the quarter due to internal revenue growth. License fees were $21 million for the quarter, an increase of $2 million from the second quarter of 2005.

Notable deals in the quarter included:

•	Two institutions in Illinois, a comprehensive public university and a private, Ph.D.-granting institution, chose SunGard Higher Education to build new digital campuses.

•	A large state system in the southeastern U.S. is extending its existing relationship with SunGard Higher Education by choosing Banner Finance and HR administrative products.

•	A city in Florida purchased SunGard’s HTE OSSI public safety solutions and related services including computer-aided dispatch, records management and crimes analysis modules.

Availability Services revenue increased 5% to $337 million for the quarter. Internal revenue increased approximately 6%, reflecting the effect of the disposition of a UK-based value-added reseller.

Notable deals in the quarter include:

•	A private, non-sectarian research university with ten schools and colleges, selected SunGard Availability Services for traditional disaster recovery and managed services.

•	A large integrated health network selected SunGard Availability Services for traditional disaster recovery services.

•	A leading global IT services and product engineering company selected SunGard Availability Services for managed services.

At June 30, 2006, total debt was $7.44 billion and cash balances were $260 million. Capital expenditures were $144 million company-wide for the six months ended June 30, 2006.

Conference Call & Webcast

A conference call to review the results is scheduled for Thursday, August 10, 2006 at 9:00 a.m. (Eastern Time). The dial-in number is (719) 457-2698, passcode 6654527. A replay will be available shortly after the end of the call through midnight on August 17, 2006. To listen to the replay, please dial (719) 457-0820, passcode 6654527. You may also listen to the call at www.vcall.com, by clicking on the “Investor Events Calendar” and then on the “listen” icon for SunGard. A replay will be available shortly after the end of the Web cast, through midnight on August 17, 2006 at www.vcall.com.

About SunGard

With annual revenue of $4 billion, SunGard is a global leader in software and processing solutions for financial services, higher education and the public sector. SunGard also helps information-dependent enterprises of all types to ensure the continuity of their business. SunGard serves more than 25,000 customers in more than 50 countries, including the world’s 50 largest financial services companies. Visit SunGard at www.sungard.com.

Trademark Information: SunGard, the SunGard logo, Banner, BRASS, FRONT ARENA, HTE, iWORKS, Martini, Omni, OSSI, PowerData and STN are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

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SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: our high degree of leverage, general economic and market conditions; the overall condition of the financial services industry, including the effect of any further consolidation among financial services firms; the integration of acquired businesses, the performance of acquired businesses, and the prospects for future acquisitions; the effect of war, terrorism, natural disasters or catastrophic events; the effect of disruptions to our systems and infrastructure; the timing and magnitude of software sales; the timing and scope of technological advances; customers taking their information availability solutions in-house; the trend in information availability toward solutions utilizing more dedicated resources; the market and credit risks associated with clearing broker operations; the ability to retain and attract customers and key personnel; risks relating to the foreign countries where we transact business; and the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our filings with the Securities and Exchange Commission, including our Form 10-Q for the quarter ended June 30, 2006, a copy of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

SunGard Data Systems Inc.

Consolidated Statements of Operations

(in millions)

	Predecessor	Successor
	Three Months Ended June 30, 2005	Three Months Ended June 30, 2006
Revenue:
Services	$897	$956
License and resale fees	80	80

Total products and services	977	1,036
Reimbursed expenses	30	28

	1,007	1,064

Costs and expenses:
Cost of sales and direct operating	471	495
Sales, marketing and administration	186	221
Product development	65	64
Depreciation and amortization	59	58
Amortization of acquisition-related intangible assets	35	102
Merger costs and other	14	1

	830	941

Income from operations	177	123
Interest income	3	3
Interest expense and amortization of deferred financing fees	(7)	(161)
Other expense	—	(6)

Income (loss) before income taxes	173	(41)
Provision (benefit) for income taxes	75	(11)

Net income (loss)	$98	$(30)

SunGard Data Systems Inc. Consolidated Statements of Operations (in millions)
	Predecessor	Successor
	Year to Date June 30, 2005	Year to Date June 30, 2006
Revenue:
Services	$1,737	$1,879
License and resale fees	162	133

Total products and services	1,899	2,012
Reimbursed expenses	55	55

	1,954	2,067

Costs and expenses:
Cost of sales and direct operating	914	967
Sales, marketing and administration	380	444
Product development	125	128
Depreciation and amortization	115	115
Amortization of acquisition-related intangible assets	69	198
Merger costs and other	18	3

	1,621	1,855

Income from operations	333	212
Interest income	6	6
Interest expense and amortization of deferred financing fees	(14)	(318)
Other income (expense)	—	(18)

Income (loss) before income taxes	325	(118)
Income taxes	137	(42)

Net income (loss)	$188	$(76)

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Consolidated Condensed Balance Sheets

(in millions)

	Successor
	Dec. 31, 2005	June 30, 2006
Assets:
Current:
Cash and equivalents	$317	$260
Accounts receivable, net	228	223
Clearing broker assets	391	408
Prepaid expenses and other current assets	206	202
Retained interest in accounts receivable sold	224	270

Total current assets	1,366	1,363
Property and equipment, net	705	731
Software products, net	1,528	1,405
Customer base, net	2,817	2,902
Other assets, net	1,267	1,287
Goodwill	6,904	6,935

Total Assets	$14,587	$14,623

Liabilities and Stockholder’s Equity:
Current:
Short-term and current portion of long-term debt	$46	$44
Accounts payable and accrued expenses	728	636
Clearing broker liabilities	360	375
Deferred revenue	695	736

Total current liabilities	1,829	1,791
Long-term debt	7,383	7,392
Deferred income taxes	1,803	1,863

Total liabilities	11,015	11,046
Stockholder’s equity	3,572	3,577

Total Liabilities and Stockholder’s Equity	$14,587	$14,623

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information

Note 1. Reconciliation of Income from Operations to Adjusted Income from Operations

Adjusted income from operations represents income or loss from operations adjusted for amortization of acquisition-related intangible assets, merger and other costs, a one-time charge related to the relocation of an availability services facility, adjustments for deferred revenue, stock-based compensation expense and external management fee expense. Adjusted income from operations is not a recognized term under generally accepted accounting principles (GAAP). Adjusted income from operations does not represent income from operations, as that term is defined under GAAP, and should not be considered as an alternative to income from operations as an indicator of our operating performance. We have included information concerning adjusted income from operations because we use such information when evaluating income from operations to better evaluate the underlying performance of the Company. Adjusted income from operations as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted income from operations and income from operations, the GAAP measure we believe to be most directly comparable to adjusted income from operations.

	Predecessor	Successor
(in millions)	Three Months Ended June 30, 2005	Three Months Ended June 30, 2006
Income from operations	$177	$123
Amortization of acquisition-related intangible assets	35	102
Merger and other costs	14	1
Purchase accounting adjustments	—	2
Stock-based compensation and other costs	—	12

Adjusted income from operations	$226	$240

	Predecessor	Successor
(in millions)	Year to Date June 30, 2005	Year to Date June 30, 2006
Income from operations	$333	$212
Amortization of acquisition-related intangible assets	69	198
Merger and other costs	18	3
One-time charge related to the relocation of an availability services facility	11	—
Purchase accounting adjustments	—	6
Stock-based compensation and other costs	—	23

Adjusted income from operations	$431	$442

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information

Note 2. Reconciliation of Net Income (Loss) to EBITDA and Reconciliation of EBITDA to Adjusted EBITDA

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior and senior subordinated notes as well as under our senior secured credit facility, both of which were entered into in August 2005. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles, or GAAP. EBITDA and Adjusted EBITDA do not represent net income (loss), as that term is defined under GAAP, and should not be considered as an alternative to net income (loss) as an indicator of our operating performance. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. SunGard considers EBITDA and Adjusted EBITDA to be key indicators of our ability to pay our debt. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA.

	Predecessor	Successor
(in millions)	Three Months Ended June 30, 2005	Three Months Ended June 30, 2006
Net income (loss)	$98	$(30)
Interest expense, net	4	158
Taxes	75	(11)
Depreciation and amortization	94	160

EBITDA	271	277
Non-cash charges	—	10
Unusual or non-recurring charges	15	5
Acquired EBITDA, net of disposed EBITDA	6	2
Other	—	4

Adjusted EBITDA - Senior Credit Facility	292	298
Loss on sale of receivables	—	6

Adjusted EBITDA - Senior Notes and Senior Subordinated Notes	$292	$304

	Predecessor	Successor
(in millions)	Year to Date June 30, 2005	Year to Date June 30, 2006
Net income (loss)	$188	$(76)
Interest expense, net	8	312
Taxes	137	(42)
Depreciation and amortization	184	313

EBITDA	517	507
Purchase accounting adjustments	—	2
Non-cash charges	1	18
Unusual or non-recurring charges	18	11
Restructuring charges or reserves	11	—
Acquired EBITDA, net of disposed EBITDA	17	1
Other	2	11

Adjusted EBITDA - Senior Credit Facility	566	550
Loss on sale of receivables	—	13

Adjusted EBITDA - Senior Notes and Senior Subordinated Notes	$566	$563